Exhibit (d)(1)(i)

Schedule A

to the Amended and Restated Investment Advisory Agreement for the Baillie Gifford Funds

This Schedule A is amended and restated effective as of July 1, 2018

Funds, Original Effective Date and Compensation to the Adviser

The fee payable by the Trust on behalf of each Fund shall be computed at the annual rate equal to the percentage of that Fund’s average daily net assets noted below:

Fund	Original Effective Date	Assets (in billions)	Annual Fee Rate		Effective Date of Fee Rate
The International Equity Fund	July 25, 2000	$0 - $2 >$2 - $5 >$5	0.35 0.31 0.29	% % %	May 1, 2017
The International Choice Fund	July 20, 2012	$0 - $2 >$2 - $5 >$5	0.35 0.31 0.29	% % %	May 1, 2017
The EAFE Fund	July 25, 2000	$0 - $2 >$2 - $5 >$5	0.35 0.31 0.29	% % %	May 1, 2017
The EAFE Choice Fund	April 1, 2009	$0 - $2 >$2 - $5 >$5	0.35 0.31 0.29	% % %	May 1, 2017
The EAFE Pure Fund	June 24, 2013	$0 - $2 >$2 - $5 >$5	0.35 0.31 0.29	% % %	May 1, 2017
The Emerging Markets Fund	July 25, 2000	$0 - $2 >$2 - $5 >$5	0.55 0.51 0.49	% % %	May 1, 2017
The Asia Ex Japan Fund	September 23, 2015	$0 - $2 >$2 - $5 >$5	0.55 0.51 0.49	% % %	May 1, 2017
The Global Alpha Equity Fund	December 1, 2008	$0 - $2 >$2 - $5 >$5	0.40 0.36 0.34	% % %	May 1, 2017
The Long Term Global Growth Equity Fund	April 25, 2014	$0 - $2 >$2 - $5 >$5	0.45 0.41 0.39	% % %	May 1, 2017
The U.S. Equity Growth Fund	December 1, 2008	$0 - $2 >$2 - $5 >$5	0.33 0.29 0.27	% % %	May 1, 2017

The International Concentrated Growth Fund	September 19, 2017	$0 - $2 >$2 - $5 >$5	0.40 0.36 0.34	% % %	September 19, 2017
The Global Select Equity Fund	September 19, 2017	$0 - $2 >$2 - $5 >$5	0.33 0.29 0.27	% % %	September 19, 2017
The Positive Change Equity Fund	September 19, 2017	$0 - $2 >$2 - $5 >$5	0.33 0.29 0.27	% % %	September 19, 2017
The Multi Asset Fund	July 1, 2018	$0 - $2 >$2 - $5 >$5	0.33 0.29 0.27	% % %	July 1, 2018
The Japan Equity Growth Fund	July 1, 2018	$0 - $2 >$2 - $5 >$5	0.43 0.39 0.37	% % %	July 1, 2018

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BAILLIE GIFFORD FUNDS, on behalf of
each of its series as set forth above

By	/s/ David Salter

Name:	David Salter

Title:	President

BAILLIE GIFFORD OVERSEAS LIMITED

By	/s/ Dickson Jackson

Name:	Dickson Jackson

Title:	Director

[Signature Page to Amended and Restated Schedule A]